UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

Heron Lake BioEnergy, LLC

(Exact name of registrant as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 793-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into an indenture (the “Indenture”) between the Company and U.S. Bank National Association (“U.S. Bank”), as trustee and collateral agent, in connection with the closing of the Company’s offering (the “Offering”) of a maximum of $12 million aggregate principal amount of the Company’s 7.25% Secured Subordinated Notes due 2018 (the “Notes”).  Under the terms of the Offering, as amended, subscribers had the option to subscribe for Notes or for the Company’s membership units at the purchase price of $0.30 per unit.  The Offering included the Company’s sale of an aggregate principal amount of $1,407,000 of interim subordinated notes on May 17, 2013, as disclosed in the Company’s current report on Form 8-K filed on May 23, 2013.  The Offering also included the Company’s sale of 8,075,000 class A membership units and 15,000,000 class B membership units in exchange for aggregate proceeds of $6,922,500, or $0.30 per unit, to Project Viking, L.L.C. on July 31, 2013, as disclosed in the Company’s current report on Form 8-K filed on August 2, 2013.  On September 18, 2013, the Company sold an aggregate principal amount of $2,838,000 of the Notes and $832,500 of class A membership units for $0.30 per unit, thereby selling the maximum Offering amount.  Those subscribers who purchased interim subordinated notes on May 17, 2013 were each provided the option to either convert their notes into membership units at the purchase price of $0.30 per unit, or exchange their notes for Notes under the Indenture, per the original terms of the interim subordinated notes.  Of these interim note holders, those holding an aggregate principal amount of $1,305,000 of interim subordinated notes elected to exchange their notes for Notes under the Indenture, while Project Viking, L.L.C., which held an aggregate principal amount of $102,000 of interim subordinated notes, elected to convert its notes into membership units.  Following this exchange and conversion of interim subordinated notes, total proceeds from the Offering were as follows:

Total proceeds from sales of membership units	$7,857,000
Total proceeds from sales of Notes under Indenture	$4,143,000
Total proceeds	$12,000,000

The Offering proceeds have been or will be used by the Company to pay down its debt to AgStar Financial Services, PCA (“AgStar”), the Company’s senior lender, pursuant to the terms of the Company’s agreements with AgStar.

The Notes, including the interim subordinated notes exchanged for Notes, will be governed by the Indenture.  A copy of the Indenture, including the exhibits thereto, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The form of the Notes is attached as Exhibit A to the Indenture.  Additionally, the form of the Subordinated Security Agreement by and between the Company and U.S. Bank (the “Subordinated Security Agreement”) is attached as Exhibit B to the Indenture, the form of Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement from the Company to U.S. Bank (the “Mortgage”) is attached as Exhibit C to the Indenture, and the Subordination Agreement by and between AgStar and U.S. Bank (the “Subordination Agreement”) is attached as Exhibit D to the Indenture.

The Notes are subordinated secured obligations of the Company, with interest payable on April 1 and October 1 of each year, beginning April 1, 2014, through the maturity date of October 1, 2018 at a rate of 7.25% per annum.  The Notes will be secured by a second mortgage and lien position on, among other assets, the Company’s property, plant and equipment located in Heron Lake, Minnesota, which mortgage and lien position will be junior to and subordinated to the Company’s senior debt.  The Company’s obligations under the Notes will be secured by the Subordinated Security Agreement and the Mortgage.  Under the Subordination Agreement, the indebtedness and the payment of the principal of, and interest on, the Notes will be subordinated in right of payment to the prior indefeasible payment in full of all obligations due in respect of senior debt of the Company whether currently outstanding or later incurred; provided that, so long as there is not an event of default or the payment of interest would not give rise to an event of default under the Company’s senior debt documents, the Company will be able to make regularly scheduled payments of interest to the holders of the Notes.  The Subordination Agreement also provides that until the Company’s senior debt is indefeasibly paid in full and all commitments to lend under any senior debt documents are terminated, neither the Indenture trustee nor the holders of Notes shall, without the prior consent of the Company’s senior lender, take any enforcement action with respect to the Notes or any collateral securing the Notes.

Beginning on October 1, 2014, and each anniversary date thereafter prior to the maturity date of the Notes, and on the maturity date of the Notes, and prior to the effective time of any sale of all or substantially all of the assets of the Company or merger or consolidation of the Company with another person, subject to and upon compliance with the provisions of Article 4 of the Indenture, each holder of Notes has the right, at such holder’s option, to irrevocably convert all (but not less than all) of such holder’s Notes into the Company’s membership units at the rate of $0.30 of principal amount per unit.  In addition to the anniversary and event conversion rights, prior to any prepayment date, each holder of Notes has the right, at such holder’s option, to irrevocably convert the principal amount to be prepaid into the Company’s membership units at the rate of $0.30 of principal amount per unit.  Subject to this conversion right, the Company may, by at least 45 days but not more than 60 days notice to the holders thereof, prepay the outstanding amount of the Notes in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium, provided that any prepayment of Notes must be done pro rata to all holders of Notes.

The Indenture provides for customary events of default which include, among others, the following: (i) non-payment of payable interest for a period of 30 days, unless such payment is not permitted under the Subordination Agreement or any senior debt document, (ii) non-payment of payable interest for a period of one year, (iii) non-payment of principal when due, (iv) failure to comply with the agreements in the Indenture, the Notes, the collateral documents or the Subordination Agreement, (v) the acceleration of the due date of the principal balance of the Company’s senior debt, (vi) certain defaults under any mortgage, indenture or instrument which secures indebtedness of the Company, (vii) failure by the Company to pay final judgments aggregating in excess of $5 million, (viii) certain events of bankruptcy or insolvency, and (ix) certain events impacting security interests granted by the Company.  These and other events of default are subject in certain cases to customary grace and cure periods.  If an event of default occurs with respect to certain events of bankruptcy or insolvency, all outstanding Notes become immediately due and payable without further action or notice.  With respect to other events of default that occur and are continuing, the principal and accrued interest on the Notes may become due and payable upon the declaration of the Indenture trustee or the holders of at least a majority in aggregate principal amount of the outstanding Notes.

The foregoing summaries of the Notes and the Indenture, including the exhibits thereto, do not purport to be complete and are subject to and qualified in their entirety by reference to such documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 is incorporated by reference into this Item 3.02.

The Company, a Minnesota limited liability company, sold the Notes and the class A membership units sold on September 18, 2013 for cash.  The Company offered and sold such securities, in reliance on an exemption from registration under the Securities Act provided by Section 3(a)(11) of the Securities Act and Rule 147 under the Securities Act, only to persons resident within the State of Minnesota.

Item 9.01 Financial Statements and Exhibits

(a)                                 None.

(b)                                 None.

(c)                                  None.

(d)                                 Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of September 18, 2013, by and between Heron Lake BioEnergy, LLC and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

September 24, 2013	/s/ Stacie Schuler
Date	Stacie Schuler, Chief Financial Officer